CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-87255) of Multiple Zones International, Inc. of our report dated February 20, 2003 relating to the financial statements and financial statement schedule of Zones, Inc., which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Seattle, Washington
February 25, 2003